Armanino LLP 15950 N. Dallas Parkway Suite 600 Dallas, TX 75248-6685 972 661 1843 main armaninoLLP.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (Nos. 333-260257 and 333-268074) on Form S-8 of our report dated March 31, 2023, relating to the consolidated financial statements of Greenidge Generation Holdings Inc. and subsidiaries, which appears in this Annual Report on Form 10-K.

/s/ArmaninoLLP
Dallas, Texas
March 31, 2023